Exhibit 6.10

THE SECURITIES REPRESENTED BY OR PURCHASABLE UNDER THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND HAVE BEEN TAKEN FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION THEREOF.  THE SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION AND QUALIFICATION WITHOUT, EXCEPT UNDER CERTAIN SPECIFIC LIMITED CIRCUMSTANCES, AN OPINION OF COUNSEL FOR THE HOLDER, CONCURRED IN BY COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

STOCK PURCHASE WARRANT

COMMON STOCK

STOCOSIL, INC.

Effective Date: October 31, 2015

THIS CERTIFIES that, for value received, AUTOTELIC INC., or assigns (“Holder”) is entitled, subject to the terms set forth below, to purchase from STOCOSIL, INC. (the “Company”), a Delaware corporation doing business in California, during the Exercise Period (as defined below) Sixty Nine Thousand Five Hundred and Fifty-Nine (69,559) shares of Common Stock (“Warrant Shares”) of the Company, upon surrender of this Warrant, at the principal office of the Company referred to below, with the Notice of Exercise attached hereto duly executed, and simultaneous payment in cash, check or otherwise as hereinafter provided, at the Exercise Price as set forth in Section 1.a below. The number, character and Exercise Price of the Warrant Shares are subject to adjustment as provided below and all references to “Warrant Shares” and “Exercise Price” herein shall be deemed to include any such adjustment or series of adjustments.  This Warrant is issued pursuant to that certain Master Services Agreement between the Holder and the Company (the “MSA”).  The term “Warrant” as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein.

1.                   Term of Warrant; Securities Covered by Common Stock Warrant; Exercise Price.  Subject to the terms and conditions set forth herein, this Common Stock Warrant shall be exercisable, in whole, upon the “Exercise Period”, defined below.   Notwithstanding the foregoing, if the Change of Control occurs before termination of the Exercise Period, this Warrant may likewise be exercised in full immediately prior to the Change of Control but shall thereafter be terminated and null and void if not so exercised before the Change of Control. “Change of Control” shall mean (x) merger, reorganization  or consolidation in which the Company is a constituent party or a subsidiary of the Company is a constituent party and the Company issues shares of its capital stock pursuant to such merger, reorganization or consolidation, except any such merger, reorganization or consolidation involving the Company or a subsidiary in which the shares of capital stock of the Company outstanding immediately prior to such merger, reorganization, or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger, reorganization or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation, or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or (y) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the assets of the Company and its subsidiaries taken as a whole, or the sale or disposition (whether by merger, consolidation or otherwise) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Company.  This Common Stock Warrant shall be exercisable to purchase the Company’s common stock at an exercise price of $5 per share for an aggregate purchase price of US $347,795 (the “Exercise Price”), representing the 100% markup of the personnel services from July 1, 2015 to September 30, 2015.

2.                      Exercise of Warrant.

(a)           The purchase rights represented by this Warrant are exercisable by the Holder in whole or in part at any time (x) after the Company has completed an equity offering of either common or preferred stock in which the gross proceeds therefrom is no less than $10,000,000 and (y) thereafter within five (5) years after the Effective Date (the “Exercise Period”), by the surrender of this Warrant and the Notice of Exercise and Investment Representation Statement annexed hereto duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), upon payment in cash or by check acceptable to the Company. Such purchase rights and exercise shall be conditioned upon the truthfulness and accuracy of the representations set forth in the Investment Representation Statement.

(b)           This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date.  As promptly as practicable on or after such date and in any event within ten (10) days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such exercise.  In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of shares for which this Warrant may then be exercised.

3.                      No Fractional Shares or Scrip.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.  With respect to any fraction of a share called for upon the exercise of this Warrant, an amount equal to such fraction multiplied by the then current price at which each share may be purchased hereunder shall be paid in cash to the holder of this Warrant.

4.                      Charges, Taxes and Expenses.  Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Holder hereof for any U.S. issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder of this Warrant or in such name or names as may be directed by the Holder of this Warrant so long as such transferees meet the investor suitability requirements set forth in this Warrant and the Investor Representation Statement; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the Holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder hereof and such transferee, together with the Investor Representation Statement; and provided further, that upon any transfer involved in the issuance or delivery of any certificates for shares of Common Stock, the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

5.                      No Rights as Stockholders.  This Warrant does not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company prior to the exercise thereof.

6.                      Exchange, Transfer and Registry of Warrant.    The Company shall maintain at its principle place of business a registry showing the name and address of the registered holder of this Warrant.  This Warrant may be surrendered for exchange, transfer or exercise, in accordance with its terms, at such office or agency of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

7.                      Loss, Theft, Destruction or Mutilation of Warrant.  Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

8.                      Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

9.                      Transferability and Nonnegotiability of Warrant.  This Warrant may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company).  Subject to the provisions of this Warrant with respect to compliance with the Securities Act of 1933, as amended (the “Act” or “Securities Act”), title to this Warrant may be transferred by endorsement (by the Holder and transferee executing the Assignment Form and transferee executing the Investment Representation Statement annexed hereto) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery.

10.                      Compliance with Securities Laws.

(a)           The Holder of this Warrant represents and warrants that this Warrant and the shares of Common Stock or Common Stock to be issued upon exercise hereof or conversion thereof are being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock or Common Stock to be issued upon exercise hereof or conversion thereof except under circumstances that will not result in a violation of the Act or any state securities laws. Holder understands that no public market currently exists for the Warrant or Warrant Shares (collectively, the “Securities”) and that there are no assurances that any such market will be created. Holder specifically acknowledges and understands that certificates representing the Securities will bear substantially all of the legends set forth in this Warrant, in addition to any other legends required by this Warrant or otherwise.  Holder has full power and authority to deliver these representations and warranties in relation to the Holder’s purchase of the Securities. Holder is an “accredited” investor as that term is defined under Regulation D promulgated under the Securities Act of 1933, as amended (the “Act” or “Securities Act”), and neither Holder nor any person or entity with whom Holder shares beneficial ownership of the Company’s securities, is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act. Holder acknowledges that the Company is entitled to rely on the truth and accuracy of the foregoing representations and warranties and that the foregoing representations and warranties will survive Holder’s admission as a stockholder of the Company. Except as set forth in the MSA, Holder acknowledges and agrees that neither the Company nor any affiliate or agent of the Company has made any representations, warranties or covenants to Holder. If Holder is not a United States person as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”)), Holder hereby represents that Holder has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of the Warrant, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any government or other consents that may need to be obtained in connection with such purchase, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities.  Holder’s purchase and payment for and continued beneficial ownership of the Warrant Shares will not violate any applicable securities or other laws of Holder’s jurisdiction. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing the foregoing representations, in a form satisfactory to the Company, including but not limited to that the shares of Common Stock so purchased are being acquired solely for the Holder’s own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale. Holder represents and warrants that the above acknowledgements, representations and agreements are true and accurate as of the date hereof.  Holder also agrees to inform the Company should any of the information contained in these representations and warranties cease to be true and/or accurate.  Holder acknowledges that in the event it does not inform the Company of any change to the information contained in these representations and warranties, the Company and its respective professional advisers will be entitled to continue to rely on the truth and accuracy of the foregoing representations and warranties until and including the date the Holder purchases the Securities.

(b)           This Warrant and all shares of Common Stock or Common Stock issued upon exercise hereof or conversion thereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any other legend required by state securities laws or the terms of this Warrant):

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, SUCH SECURITIES AND ANY SECURITIES ISSUED HEREUNDER OR THEREUNDER MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY OTHER APPLICABLE LAWS.

11.                       Adjustment.

(a)           Reclassification, etc.  If the Company at any time shall, by subdivision, combination or reclassification of securities, or reorganization of any kind or otherwise, change any of the securities to which purchase rights under this Warrant exist into the same or a different number of securities of any class or classes, this Warrant shall thereafter be to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such subdivision, combination, reclassification, reorganization or other change.  If shares of the Company's Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, the purchase price under this Warrant shall be proportionately reduced in case of subdivision of shares or proportionately increased in the case of combination of shares and the number of shares of Common Stock purchasable under this Warrant shall be proportionally increased in the case of a subdivision and decreased in the case of combination, in all cases by the ratio which the total number of shares of Common Stock to be outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

(b)           Cash Distributions.  No adjustment on account of cash dividends or interest on the Company's Common Stock or other securities purchasable hereunder will be made to the purchase price under this Warrant.

(c)           Authorized Shares.  The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of any purchase rights under this Warrant.  The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of the Company's Common Stock upon the exercise of the purchase rights under this Warrant.

12.
Registration Rights. The Company has granted Holder certain  “piggyback” registration rights with respect to the Warrant Shares as set forth on Exhibit A attached hereto.

13.
Miscellaneous.

a.
Issue Date.  The provisions of this Warrant shall be construed and shall be given effect in all respect as if it had been issued and delivered by the Company on the date hereof.  This Warrant shall be binding upon any successors or assigns of the Company.  This Warrant shall constitute a contract under the laws of the State of Delaware and for all purposes shall be construed in accordance with and governed by the laws of said state.

b.
Restrictions.  The Holder hereof acknowledges that the Common Stock acquired upon the exercise of this Warrant may have restrictions upon its resale imposed by state and federal securities laws.

c.
Holding Period: Holder shall not transfer sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of this Warrant or any Warrants Shares hereunder for a period of one year from the Effective Date (the “Lock-Up Period”). In addition to the Lock-Up Period, in connection with any public registration by the Company of its securities, and upon request of the Company or any of its underwriters managing such offering of the Company’s securities, Holder (and any assignee)  hereby agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days (or such longer period if the Lock-Up Period has more than 180 days before its expiration) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the Company’s offering (the “Public Registration Lock-Up).  Notwithstanding the foregoing, if during the last 17 days of such restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or prior to the expiration of the restricted period the Company announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period, then, upon the request of the managing underwriter, to the extent required by any FINRA rules, the restrictions imposed by this subsection shall continue to apply until the end of the third trading day following the expiration of the 15-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.  Notwithstanding anything to the contrary provided herein, the Public Registration Lock-Up shall only apply to the Warrant Shares if all officers and directors of the Company with respect to all shares of Common Stock owned beneficially and/or of record by all such persons are subject to substantially identical restrictions with respect to all shares of Common Stock owned beneficially and/or of record by such persons.

d.
Waivers and Amendments.  Any term of this Warrant may be amended with the written consent of the Company and the Holder. Any amendment effected in accordance with this Section 13 shall be binding upon the Holder, any transferee thereof and the Company.

e.
All notices, requests, consents and other communications under this Warrant shall be in writing and shall be deemed to have been duly made when made in accordance with the notice provisions under the Product Development Agreement.

IN WITNESS WHEREOF, STOCOSIL, INC. has caused this Warrant to be executed by its officers thereunto duly authorized.

Dated:  October ______, 2015

STOCOSIL, INC

By:____________________________
                                                                          Pyng Soon
                                                                         Chief Executive Officer

NOTICE OF EXERCISE

To:           STOCOSIL, INC.

(1)           The undersigned hereby (A) elects to purchase Sixty Nine Thousand, Five Hundred Fifty-Nine  (69,559) shares of Common Stock of STOCOSIL, INC. pursuant to the provisions of Section 2.a of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full.

(2)           In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock to be issued upon conversion thereof are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and that the undersigned will not offer, sell or otherwise dispose of any such shares of Common Stock or Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any applicable state securities laws and hereby executes and delivers the Investment Representation Statement annexed to the Warrant.

(3)           Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as specified below (provided such transferee has executed the Assignment Form and Investment Representation Statement annexed to the Warrant:

__________________________
(Name)

__________________________
(Name)

(4)           Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below (provided such transferee has executed the Assignment Form and Investment Representation Statement annexed to the Warrant:

__________________________
(Name)

_____________________                                        __________________________
(Date)                                                                                                (Signature)

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock (or Common Stock) set forth below:

Name of Assignee                                                                Address                                                      No. of Shares

and does hereby irrevocable constitute and appoint _______________________ Attorney to make such transfer on the books of STOCOSIL, INC., maintained for the purpose, with full power of substitution in the premises.

The undersigned also represents that, by assignment hereof, the Assignee acknowledges that this Warrant and the shares of stock to be issued upon exercise hereof or conversion thereof are being acquired for investment and that the Assignee will not offer, sell or otherwise dispose of this Warrant or any shares of stock to be issued upon exercise hereof or conversion thereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws and such assignment is subject to and conditioned upon Assignee’s execution of the Investment Representation Statement annexed to the Warrant.  Further, the Assignee has acknowledged that upon exercise of this Warrant, the Assignee shall confirm in writing the representations and warranties set forth in the Warrant and the Investment Representation Statement..

Dated: ___________________________

______________________________

Signature of Holder

___________________________________

(Signature of Assignee)

INVESTMENT REPRESENTATION STATEMENT

In connection with the purchase (or transfer) of the above referenced securities (the “Securities”), the undersigned represents to the Company the following:

The undersigned is aware of the Company’s business affairs and financial condition, and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities and acknowledges and agrees that the Company has made no warranties or representations or covenants except as expressly set forth in the Warrant.  The undersigned is purchasing these Securities for its own account for investment purposes only and not with a view to, or for the resale in connection with, any “distribution” thereof for purposes of the Securities Act of 1933, as amended (the “Securities Act”).

The undersigned understands that the offer and sale of the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the undersigned’s investment intent as expressed herein.  In this connection, the undersigned understands that, in the view of the Securities and Exchange Commission (the “SEC”), the statutory basis for such exemption may be unavailable if this representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.

The undersigned further understands that the Securities must be held indefinitely unless the offer and sale of the Securities are subsequently registered under the Securities Act or unless an exemption from registration is otherwise available.  Moreover, the undersigned understands that the Company is under no obligation to register the offer and sale of the Securities.  In addition, the undersigned understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless the offer and sale of the Securities are registered or such registration is not required in the opinion of counsel for the Company (or counsel to the Holder).

The undersigned is familiar with the provisions of Rule 144, promulgated pursuant to the Securities Act, which, in substance, permits limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions.

The Securities may be resold pursuant to Rule 144 provided the Holder complies with the relevant provisions of Rule 144 applicable to the Holder.

The undersigned further understands that in the event that all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

The undersigned hereby ratifies and confirms all of the original Holder’s representations and warranties set forth in Section 10 of the Warrant, including but not limited to that the undersigned is an “Accredited Investor” as set forth in the Warrant and is not a “Bad Actor”  as set forth in the Warrant and if the undersigned is not a United States person as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”)), Holder hereby represents that Holder has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of the Warrant, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any government or other consents that may need to be obtained in connection with such purchase, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities.  Holder’s purchase and payment for and continued beneficial ownership of the Warrant Stock will not violate any applicable securities or other laws of Holder’s jurisdiction. Holder acknowledges that no representations or warranties, oral or written, have been made by the Company or any agent thereof in connection with Holder’s exercise of this Warrant.

(Signature) Chao Hsiao, COO

Date:

Exhibit A

Registration Rights

Company Registration.  If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders, other than: an initial registration of the Company’s securities to the public, a registration relating solely to employee benefit plans, a registration relating to the offer and sale of debt securities, a registration relating to a corporate reorganization or other Rule 145 transaction, or a registration on any registration form that does not permit secondary sales, the Company will:

promptly give written notice of the proposed registration to Holder(s); and

use its commercially reasonable efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 2.1(b) below, and in any underwriting involved therein, all of Holder’s Warrant Shares (the “Registrable Securities”) as are specified in a written request or requests made by Holder or Holders received by the Company within ten (10) days after such written notice from the Company is mailed or delivered.  Such written request may specify all or a part of a Holder's Registrable Securities.

Underwriting.  If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 1.1(a)(i).  In such event, the right of any Holder to registration pursuant to this Section 1.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein.  All Holders proposing to distribute their securities through such underwriting shall (together with the Company and any other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

Notwithstanding any other provision of this Section 1.1, if the underwriters advise the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the underwriters may (subject to the limitations set forth below) exclude all Registrable Securities from, or limit the number of Registrable Securities to be included in, the registration and underwriting.  The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated as follows: (i) first, to the Company for securities being sold for its own account, (ii) second, to the Holders requesting to include Registrable Securities in such registration statement based on the pro rata percentage of Registrable Securities held by such Holders, assuming exercise of the Warrant; provided, however that in no event shall the number of Registrable Securities included in the registration by the Holders be reduced below thirty percent (30%) of the total number of securities included in such registration unless such registration is the Company’s initial public offering or no other securities except the Company’s securities are being sold by the Company, in which case the Holder(s) Registrable Securities  may be excluded entirely.

If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall also be excluded therefrom by written notice from the Company or the underwriter, delivered prior to the effective date of the registration statement.  The Registrable Securities or other securities so excluded shall also be withdrawn from such registration.  Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.  If shares are so withdrawn from the registration and if the number of shares of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors pursuant to Section 1.1(b), the Company shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion, in the manner set forth above.

Right to Terminate Registration.  The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.1 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration, and shall promptly notify any Holder that has elected to include shares in such registration of such termination or withdrawal.

Expenses of Registration. All Registration Expenses incurred in connection with registrations pursuant to this Section shall be borne by the Company.

Registration Procedures.  In the case of each registration effected by the Company pursuant to this Section, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof.  At its expense, the Company will use its commercially reasonable efforts to:

Keep such registration effective for a period of ending on the earlier of the date which is sixty (60) days from the effective date of the registration statement or such time as the Holder or Holders have completed the distribution described in the registration statement relating thereto;

Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection (a) above;

Furnish such number of prospectuses, including any preliminary prospectuses, and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdiction as shall be reasonably requested by the Holders; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

The Company shall only be required to use its commercially reasonable efforts to notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing, and following such notification promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing;

Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed; and

Use its reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any and (ii) a letter, dated as of such date, from the independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

Indemnification. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, each of its officers, directors and partners, legal counsel and accountants and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any registration statement, any prospectus included in the registration statement, any issuer free writing prospectus (as defined in Rule 433 of the Securities Act), any issuer information (as defined in Rule 433 of the Securities Act) filed or required to be filed pursuant to Rule 433(d) under the Securities Act or any other document incident to any such registration, qualification or compliance prepared by or on behalf of the Company or used or referred to by the Company, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation (or alleged violation) by the Company of the Securities Act, any state securities laws or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any offering covered by such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers, directors, partners, legal counsel and accountants and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or action arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder, any of such Holder's officers, directors, partners, legal counsel or accountants, any person controlling such Holder, such underwriter or any person who controls any such underwriter, and stated to be specifically for use therein; and provided, further that, the indemnity agreement contained in this Section 1.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors, officers, partners, legal counsel and accountants and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, each other such Holder, and each of their officers, directors and partners, and each person controlling each other such Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any prospectus, offering circular or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification or compliance, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, directors, officers, partners, legal counsel and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided that in no event shall any indemnity under this Section 2.6 exceed the net proceeds from the offering received by such Holder, except in the case of fraud or willful misconduct by such Holder.

Each party entitled to indemnification under this Section (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section, to the extent such failure is not prejudicial.  No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.  Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

If the indemnification provided for in this Section is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations.  The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.  No person or entity will be required under this Section to contribute any amount in excess of the net proceeds from the offering received by such person or entity, except in the case of fraud or willful misconduct by such person or entity.  No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

Delay of Registration. No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

Transfer or Assignment of Registration Rights. The rights to cause the Company to register securities granted to a Holder by the Company under this Section 1 may be transferred or assigned by (x) a Holder only to a transferee or assignee of not less than 10,000 shares of Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like or (y) the original Holder may further transfer or assign its registration rights hereunder in connection with a pro rata distribution to such Holder's shareholders, officers and directors  who agree to act through a single representative, provided, however, any such transferee assumes in writing the obligations of such Holder under this Agreement, including without limitation the obligations set forth in this Section.

Termination of Registration Rights. The right of any Holder to request registration or inclusion in any registration pursuant to this Section shall terminate on the earlier of (i) such date, on or after the closing of the Company's first registered public offering of Common Stock, on which all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any ninety (90) day period, (ii) five (5) years after the closing of the Company's initial public offering, and (iii) upon a Change of Control (as defined in the Warrant).